SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 24, 2012

Tactical Air Defense Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada		88-0455809
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
123 West Nye Lane, Suite 517
Carson City, Nevada 89706
(Address of principal executive offices)

(775) 888-6744
(Issuer’s Telephone Number)

_____________________________________________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

On August 24, 2012, Tactical Air Defense Services, Inc. (the “Company”) entered into a Letter of Intent (the “LOI”) with Logos Aviation Services International, Inc. (“Logos”).

Pursuant to the terms of the LOI and subject to further negotiation, the Company will acquire 100% of the equity interest and assets of Logos, including, but not limited to, a Federal Aviation Administration (“FAA”) license to conduct business as an approved FAA Part 145 Repair Station, such that following the transaction, Logos will become a wholly owned subsidiary of the Company. In exchange, the existing shareholders of Logos will be issued Eight Hundred and Thirty-Three Thousand Three Hundred and Thirty-Three (833,333) shares of TADF’s Series C Preferred Stock. The parties have agreed to use their best efforts to close the Transaction within 90 days of execution of the LOI.

Item  7.01

Regulation FD Disclosure.

Press Releases

In connection with the LOI and concurrently with this Form 8-K, the Company issued a press release relating to the LOI as described in “Item 1.01 Entry Into Material Definitive Agreements” above.  A copy of this press release is furnished as an exhibit to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Number	Description

10.1	Letter of Intent between Tactical Air Defense Services, Inc. and Logos Aviation International Services, Inc.

99.1

Press release dated as of August 24, 2012, entitled “Tactical Air Defense Services to Acquire Logos Aviation Services International Inc.” relating to Letter of Intent between Tactical Air Defense Services, Inc. and Globalease Corporation (Deemed Furnished)

Dated:   August 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tactical Air Defense Services, Inc.
/s/ Alexis Korybut
By:	Alexis Korybut
Its:	Chief Executive Officer